Exhibit 77Q1(a)

Sub-Item 77Q1(a): Certificate of Amendment to the Declaration of Trust

The response to sub-item 77Q1(a) with respect to Daily Income Fund (the "Company") is incorporated by reference to the Company's Post-Effective Amendment No. 32, as filed with the Securities and Exchange Commission on May 2, 2013 (Accession No. 0001193125-13-194960).